                                                                   Exhibit 10.60




August 1, 2000

Mr. Ryuzo Kodama
Managing Director
Head of Americas Division
The Sumitomo Bank, Limited
277 Park Avenue
New York, NY 10172

Dear Mr. Kodama:

         This letter (this "Letter Agreement") sets forth the agreement among The Sumitomo Bank, Limited ("Sumitomo"), Sumitomo Bank Capital Markets, Inc. ("SBCM") and The Goldman Sachs Group, Inc. ("GS Inc.") with respect to certain matters. Reference is made to (i) the Amended and Restated Subscription Agreement, dated as of March 28, 1989 (as amended from time to time, the "Subscription Agreement"), among Sumitomo, SBCM, Goldman, Sachs & Co. ("GS&Co.") and The Goldman Sachs Group, L.P. ("Group LP"), (ii) the Amended and Restated Registration Rights Agreement, dated as of March 28, 1989 (as amended from time to time, the "Registration Rights Agreement"), among Sumitomo, SBCM, GS&Co. and Group LP, (iii) the Letter Agreement, dated March 15, 1999 (as amended from time to time, the "1999 Letter Agreement"), among Sumitomo, SBCM and Group LP and
(iv) the Amendment to the Letter Agreement, dated April 30, 1999 (the "1999 Letter Agreement Amendment"), among Sumitomo, SBCM, Group LP, GS Inc. and GS&Co.

         Pursuant to Section 5(b) of the 1999 Letter Agreement, SBCM has made a request of GS Inc. that SBCM be permitted to dispose of 12,621,804 shares of the common stock, par value $.01 per share (the "Common Stock"), of GS Inc. in an underwritten public offering (the "Offering"), and concurrently with the execution and delivery of this Letter Agreement, SBCM is entering into underwriting agreements with respect to the Offering. Accordingly, the parties hereby agree as follows:

                  1. Conversion of Nonvoting Common Stock by SBCM. Each of SBCM and GS Inc. agrees that SBCM shall convert its shares of nonvoting common stock, par value $.01 per share, of GS Inc. into Common Stock promptly after the closing of the Offering.

                  2. Agreements Otherwise Unimpaired. Except as expressly provided in this Letter Agreement, the Subscription Agreement, the Registration Rights Agreement, the 1999 Letter Agreement, the 1999

The Sumitomo Bank, Ltd.
August 1, 2000
Page 2

         Letter Agreement Amendment and any other agreements between or among the parties to this Letter Agreement shall not be modified, impaired or affected by the execution and delivery of this Letter Agreement.

                  3. Successors and Assigns. This Letter Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                  4. Governing Law. This Letter Agreement is being entered into and is intended to be performed in the State of New York and will be construed and enforced in accordance with and governed by the laws of the State of New York.

                  5. Counterparts. This Letter Agreement may be executed simultaneously in several counterparts, each of which is an original, but all of which together shall constitute one instrument.

         Please indicate your agreement to the terms of this letter by signing in the space provided below.

                                    THE GOLDMAN SACHS GROUP, INC.

                                    By:     /s/ Dan H. Jester
                                            --------------------------------
                                            Name:      Dan H. Jester
                                            Title:         Authorized Person


Accepted and Agreed to as of the date first above written:

THE SUMITOMO BANK, LIMITED

By:     /s/ Ryuzo Kodama
-------------------------------
     Name:  Ryuzo Kodama
     Title:    Managing Director and Head of the Americas Division

SUMITOMO BANK CAPITAL MARKETS, INC.

By:    /s/ Natsuo Okada
-------------------------------
     Name:  Natsuo Okada
     Title:     President